UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/27/2009

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2009, Gail F. Lieberman was appointed to fill a vacancy on the Board of Directors of DARA BioSciences, Inc. (the "Company"). Ms. Lieberman will serve on the Company's Compensation Committee and Audit Committee. The Company has agreed to pay Ms. Lieberman an initial cash retainer of $25,000 and to grant her 50,000 stock options in connection with her appointment in lieu of 35,000 shares of restricted stock that would otherwise be granted to her as a new director pursuant to the Company's non-employee director compensation plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Date: April 28, 2009	By:	/s/ Richard A. Franco, Sr., R.Ph.
Richard A. Franco, Sr., R.Ph.
Chairman, President and Chief Executive Officer